AMENDMENT NO. 9
                                       TO
               SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS B SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY


     AMENDMENT NO. 9 to Second Amended and Restated Distribution Agreement ("Amendment No. 9"), dated as of ___________, 2006, by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

     The Trust and MID agree to modify and amend the Second Amended and Restated Distribution Agreement relating to Class B Shares dated as of August 30, 2002, as amended on May 1, 2003, November 1, 2003, April 30, 2004, November 3, 2004, May 1, 2005, September 30, 2005, November 1, 2005 and December 19, 2005 (the "Original Agreement" or "Agreement") as herein provided. All terms used in this Amendment No. 9, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

     1. New  Portfolios.  The Trust hereby  authorizes MID to participate in the
distribution   of  Class  B  shares  of  the  following  new  portfolios   ("New
Portfolios") on the terms and conditions contained in the Agreement:

                   Met/AIM Capital Appreciation Portfolio
                   Batterymarch Growth and Income Portfolio
                   Batterymarch Mid-Cap Stock Portfolio
                   Federated High Yield Portfolio
                   Loomis Sayles Global Markets Portfolio
                   Princeton Large-Cap Core Portfolio
                   MFS Emerging Markets Equity Portfolio
                   MFS Value Portfolio
                   Pioneer Fund Portfolio
                   Pioneer Strategic Income Portfolio
                   Pioneer Mid-Cap Portfolio
                   Dreman Small-Cap Value Portfolio
                   Janus Capital Appreciation Portfolio
                   Legg Mason Partners Managed Assets Portfolio

2. Effective Date. The effective date of this Amendment No. 9 shall be May 1, 2006 with respect to the New Portfolios.

     3. Duration of Agreement. This Agreement shall continue in effect until August 31, 2006 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the New Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     4. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class B Shares, is hereby replaced in its entirety by Schedule A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

     MET INVESTORS SERIES TRUST         METLIFE INVESTORS DISTRIBUTION
                                        COMPANY

     By:_______________________         By:___________________________
            Elizabeth M. Forget
            President

                                   SCHEDULE A
                                       TO
                                 AMENDMENT NO. 9
                             DISTRIBUTION AGREEMENT
                                 CLASS B SHARES

Portfolios in Original Agreement:

J.P. Morgan Quality Bond
J.P. Morgan Small Cap Stock (now known as Met/Putnam Capital Opportunities) J.P. Morgan Enhanced Index
J.P. Morgan Select Equity
J.P. Morgan International Equity
Lord Abbett Bond Debenture
Lord Abbett Mid-Cap Value
Lord Abbett Developing Growth
Lord Abbett Growth and Income
Lord Abbett Growth Opportunities
PIMCO Total Return
PIMCO Money Market (now known as Money Market)
PIMCO Innovation (now known as RCM Global Technology)
MFS Mid Cap Growth (now known as T. Rowe Price Mid-Cap Growth)
MFS Research International
Met/Putnam Research
Janus Aggressive Growth
Oppenheimer Capital Appreciation
Met/AIM Small Cap Growth
Met/AIM Mid Cap Equity
State Street Research Concentrated International (now known as Harris Oakmark International)
Third Avenue Small Cap Value

Portfolios Added by Amendment No. 1:

Lord Abbett America's Value
PIMCO Inflation Protected Bond

Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index
J.P. Morgan International Equity
Lord Abbett Developing Growth


Portfolios Added by Amendment No. 2:

Met/American Growth Portfolio
Met/American Growth-Income Portfolio
Met/American International Portfolio
Met/American Bond Portfolio


Portfolios Added by Amendment No. 3:

Neuberger Berman Real Estate Portfolio
Turner Mid-Cap Growth Portfolio
Goldman Sachs Mid-Cap Value Portfolio


Portfolios Added By Amendment No. 4:

MetLife Defensive Strategy Portfolio
MetLife Moderate Strategy Portfolio
MetLife Balanced Strategy Portfolio
MetLife Growth Strategy Portfolio
MetLife Aggressive Strategy Portfolio


Portfolios Added by Amendment No. 5:

Van Kampen Comstock Portfolio


Portfolios Deleted by Amendment No. 5:

J. P. Morgan Quality Bond Portfolio
J. P. Morgan Select Equity Portfolio
Money Market Portfolio


Portfolios Added by Amendment No. 6:

Cyclical Growth and Income ETF Portfolio
Cyclical Growth ETF Portfolio


Portfolios Added by Amendment No. 7:

Legg Mason Value Equity Portfolio


Portfolios Deleted by Amendment No. 7:

Met/Putnam Research Portfolio


Portfolios Added by Amendment No. 8:

Lazard Mid-Cap Portfolio

Portfolios Deleted by Amendment No. 8:

Met/Aim Mid Cap Core Equity Portfolio


Portfolios Added by Amendment No. 9:

Met/AIM Capital Appreciation Portfolio
Batterymarch Growth and Income Portfolio
Batterymarch Mid-Cap Stock Portfolio
Federated High Yield Portfolio
Loomis Sayles Global Markets Portfolio
Princeton Large-Cap Core Portfolio
MFS Emerging Markets Equity Portfolio
MFS Value Portfolio
Pioneer Fund Portfolio
Pioneer Strategic Income Portfolio
Pioneer Mid-Cap Portfolio
Dreman Small-Cap Value Portfolio
Janus Capital Appreciation Portfolio
Legg Mason Partners Managed Assets Portfolio